                                                                 EXECUTION COPY












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                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                           SYMBOL TECHNOLOGIES, INC.,



                            SYMBOL ACQUISITION CORP.



                                       and



                                 @POS.COM, INC.



                           Dated as of August 12, 2002


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                                TABLE OF CONTENTS
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                                                                                          PAGE
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ARTICLE I RULES OF CONSTRUCTION; DEFINITIONS.................................................1

         Section 1.1.   Rules of Construction................................................1
         Section 1.2.   Definitions..........................................................2

ARTICLE II THE OFFER.........................................................................6

         Section 2.1.   The Offer............................................................6
         Section 2.2.   Offer Documents......................................................7
         Section 2.3.   Company Action.......................................................8
         Section 2.4.   Directors............................................................9

ARTICLE III THE MERGER......................................................................10

         Section 3.1.   The Merger..........................................................10
         Section 3.2.   Closing.............................................................10
         Section 3.3.   Effective Time......................................................10
         Section 3.4.   Effects of the Merger...............................................11
         Section 3.5.   Certificate of Incorporation; By-Laws...............................11
         Section 3.6.   Directors; Officers.................................................11

ARTICLE IV EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
         CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.................................11

         Section 4.1.   Effect on Capital Stock.............................................11
         Section 4.2.   Options; Stock Plans................................................12
         Section 4.3.   Payment for Shares..................................................12

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE Company.....................................14

         Section 5.1.   Organization; Good Standing; Qualification and Power................15
         Section 5.2.   Capital Structure...................................................15
         Section 5.3.   Title of Assets.....................................................16
         Section 5.4.   Authority...........................................................16
         Section 5.5.   SEC Filings.........................................................17
         Section 5.6.   Compliance with Applicable Laws.....................................18
         Section 5.7.   Litigation..........................................................18
         Section 5.8.   Title to Properties.................................................18
         Section 5.9.   Subsidiaries........................................................18
         Section 5.10.   Employee Benefit Plans and Employment Matters......................18
         Section 5.11.   Absence of Undisclosed Liabilities.................................21
         Section 5.12.   Absence of Certain Changes or Events...............................22
         Section 5.13.   Agreements.........................................................23
         Section 5.14.   No Defaults........................................................24


                                       i
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         Section 5.15.   Taxes..............................................................24
         Section 5.16.   Intellectual Property..............................................25
         Section 5.17.   Receivables........................................................26
         Section 5.18.   Fees and Expenses..................................................27
         Section 5.19.   Insurance..........................................................27
         Section 5.20.   Condition of Property..............................................27
         Section 5.21.   Environmental Matters..............................................27
         Section 5.22.   Interested Party Transactions......................................28
         Section 5.23.   Proxy Statement/Information Statement..............................28
         Section 5.24.   Voting Requirements................................................28
         Section 5.25.   Previous Agreements................................................28
         Section 5.26.   Product Liability and Recalls......................................29
         Section 5.27.   Disclosure.........................................................29

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER...........................29

         Section 6.1.   Organization; Good Standing; Qualification and Power................29
         Section 6.2.   Authority...........................................................29
         Section 6.3.   Fees and Expenses...................................................30
         Section 6.4.   Litigation..........................................................30
         Section 6.5.   Financial Condition.................................................30
         Section 6.6.   No Business Activities..............................................30

ARTICLE VII COMPANY COVENANTS...............................................................31

         Section 7.1.   Advice of Changes...................................................31
         Section 7.2.   Maintenance of Business.............................................31
         Section 7.3.   Conduct of Business.................................................31
         Section 7.4.   Regulatory Approvals................................................33
         Section 7.5.   Necessary Consents..................................................33
         Section 7.6.   Access to Information...............................................33
         Section 7.7.   Satisfaction of Conditions Precedent................................34
         Section 7.8.   No Other Negotiations...............................................34
         Section 7.9.   Proxy Statement; Information Statement..............................36
         Section 7.10.   Stockholders' Meeting..............................................36
         Section 7.11.   Crossvue Limited Qualifying Shares.................................37

ARTICLE VIII PARENT'S AND PURCHASER'S COVENANTS.............................................37

         Section 8.1.   Advice of Changes...................................................37
         Section 8.2.   Regulatory Approvals................................................37
         Section 8.3.   Necessary Consents..................................................37
         Section 8.4.   Satisfaction of Conditions Precedent................................37

ARTICLE IX CONDITIONS PRECEDENT.............................................................37

         Section 9.1.   Conditions to Each Party's Obligation to Effect the Merger..........37


                                       ii
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ARTICLE X TERMINATION OF AGREEMENT..........................................................38

         Section 10.1.   Termination........................................................38
         Section 10.2.   Effect of Termination..............................................39
         Section 10.3.   Break-Up Fees and Expenses.........................................39
         Section 10.4.   No Indemnity.......................................................40

ARTICLE XI MISCELLANEOUS....................................................................40

         Section 11.1.   Governing Law......................................................40
         Section 11.2.   Assignment; Binding Upon Successors and Assigns....................40
         Section 11.3.   Severability.......................................................40
         Section 11.4.   Counterparts.......................................................41
         Section 11.5.   Other Remedies.....................................................41
         Section 11.6.   Amendment and Waivers..............................................41
         Section 11.7.   Waiver of Jury Trial...............................................41
         Section 11.8.   Notices............................................................41
         Section 11.9.   Construction of Agreement..........................................42
         Section 11.10.   Further Assurances................................................42
         Section 11.11.   Absence of Third Party Beneficiary Rights.........................42
         Section 11.12.   Public Announcement...............................................43
         Section 11.13.   Entire Agreement..................................................43
         Section 11.14.   Survival..........................................................43
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                                      iii

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 12th day of August, 2002, by and among @POS.COM, INC., a Delaware corporation (the "Company" or "@POS"), SYMBOL TECHNOLOGIES, INC., a Delaware corporation ("Parent"), and SYMBOL ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser").

                                    RECITALS

         WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company's stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, to effectuate the acquisition, it is proposed that Purchaser commence a cash tender offer to purchase all of the issued and outstanding shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company on the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in Section 2.2 hereof);

         WHEREAS, to effectuate the acquisition, it is further proposed that following consummation of the Offer (as defined in Section 2.1 hereof), Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation in such merger (the "Merger");

         WHEREAS, the Board of Directors of the Company has, by the unanimous vote of all directors present (i) determined that the Offer and the Merger are fair to and in the best interests of the Company and its stockholders; (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the General Corporation Law of the State of Delaware, and (iii) declared the advisability of this Agreement and resolved to recommend that the holders of the Shares accept the Offer and adopt this Agreement;

         WHEREAS, as an inducement and condition to Parent and Purchaser entering into this Agreement, and concurrently with the execution of this Agreement, certain stockholders of the Company are executing and delivering to Parent a Tender and Voting Agreement; and

         NOW, THEREFORE, in reliance on the representations and warranties of each party to the other, in consideration of the covenants and agreements of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                       RULES OF CONSTRUCTION; DEFINITIONS

         Section 1.1 Rules of Construction. Unless the context otherwise requires:

                (i) A capitalized term has the meaning assigned to it in this Agreement;

                (ii) An accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP (as defined below);

                (iii) "Or" is not exclusive and "including" means "without limitation," whether or not so expressed;

                (iv) Words in the singular include the plural, and words in the plural include the singular;

                (v) Provisions apply to successive events and transactions;

                (vi) "Herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

                (vii) Words in the masculine gender include the neuter and feminine genders, words in the feminine gender include the neuter and masculine genders and words in the neuter gender include the feminine and masculine genders; and

                (viii) The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. References herein to Articles, Sections, Schedules or Exhibits mean and refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement, unless otherwise specified.

         Section 1.2. Definitions. For purposes of this Agreement the following terms shall have the meanings ascribed to them in this Section 1.2:

         "Acquisition Proposal" has the meaning given to it in Section 7.8(a) of this Agreement.

         "Agreement" has the meaning given to it in the first paragraph of this Agreement.

         "Balance Sheet" has the meaning given to it in Section 5.10(d) of this Agreement.

         "Balance Sheet Date" has the meaning given to it in Section 5.11 of this Agreement.

         "Best Knowledge of the Company" means any fact or circumstance that has come to the attention of John Wood, Llavan Fernando, Matt Graves, Dennis Kraft and Scott Allan. The parties hereto agree that this definition does not make any of the aforementioned individuals subject to any personal liability pursuant to this Agreement.

         "CERCLA" has the meaning given to it in Section 5.21(a) of this Agreement.

         "Closing" has the meaning given to it in Section 3.2 of this Agreement.

         "Closing Date" has the meaning given to it in Section 3.2 of this Agreement.

         "COBRA" has the meaning given to it in Section 5.10(e) of this Agreement.

         "Code" has the meaning given to it in Section 4.3(g) of this Agreement.

         "Common Stock" has the meaning given to it in the recitals of this Agreement.

         "Company" has the meaning given to it in the first paragraph of this Agreement.

         "Company Disclosure Schedule" has the meaning given to it in Article V of this agreement.

         "Company Financial Statements" has the meaning given to it in Section 5.5(b) of this Agreement.

         "Company IP Rights" has the meaning given to it in Section 5.16(a) of this Agreement.

         "Company IP Rights Agreement" has the meaning given to it in Section 5.16(b) of this Agreement.

         "Company Parties" means the Company, Crossvue, Inc., Crossvue (Pvt.) Ltd. and Penware, Inc., collectively.

         "Company Stock Incentive Plan" means the Company's 1996 Stock Plan.

         "Contractual Obligations" has the meaning given to it in Section 5.13 of this Agreement.

         "Crossvue" means Crossvue, Inc.

         "Crossvue Limited" means Crossvue (Pvt.) Ltd.

         "Crossvue Limited Qualifying Shares" has the meaning given to it in
Section 5.2(a) of this Agreement.

         "disposal" has the meaning given to it in Section 5.21(a) of this Agreement.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or unwritten) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of any Company Party or any ERISA Affiliate, which are now, or were within the past two years, maintained by any Company Party or any ERISA Affiliate, or under which any Company Party or any ERISA Affiliate has or could have any obligation or liability, whether actual or contingent (and including, without limitation, any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

         "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, lien, demand, abatement or other order or direction (conditional or otherwise) by any

Governmental Entity or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects an the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a release (including, without limitation, sudden or non-sudden accidental or non-accidental releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by any of the Company Parties or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by any Company Party or its operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Law or order of or from any Governmental Entity relating to environmental matters connected with any property owned, leased or operated by any Company Party.

         "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial action) arising from or under any Environmental Law or order or contract with any Governmental Entity or other Person.

         "Environmental Law" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., the Clean Water Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 33 U.S.C. Sec. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Federal Insecticide Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C Sec. 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Sec. 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any entity (whether or not incorporated) other than a Company Party that, together with one or more Company Parties, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

         "Exchange Act" or "1934 Act" has the meaning given to it in Section 2.1 of this Agreement.

         "Final Date" has the meaning given to it in Section 10.1(b) of this Agreement.

         "GAAP" means U.S. generally accepted accounting principles, consistently applied.

         "Governmental Entity" has the meaning given to it in Section 5.4(c) of this Agreement.

         "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Entity or the United States or other national government, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

         "Intellectual Property Rights" means all United States industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

         "Lien" has the meaning given to it in Section 5.3 of this Agreement.

         "Material Adverse Effect" means a material adverse effect or impact upon the assets, financial condition, results of operations, business or prospects of the Company on a consolidated basis, or on the Company's ability to consummate the transactions contemplated hereby.

         "Permits" has the meaning given to it in Section 5.6 of this Agreement.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Entity, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "release" has the meaning given to it in Section 5.21(a) of this Agreement.

         "Returns" has the meaning given to it in Section 5.15 of this Agreement.

         "SEC" has the meaning given to it in Section 2.1 of this Agreement.

         "SEC Reports" has the meaning given to it in Section 5.5(a) of this Agreement.

         "Securities Act" or "1933 Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Stock" has the meaning given to it in Section 5.2(a) of this Agreement.

         "Series B Preferred Stock" has the meaning given to it in Section 5.2(a) of this Agreement.

         "Series C Preferred Stock" has the meaning given to it in Section 5.2(a) of this Agreement.

         "Series D Preferred Stock" has the meaning given to it in Section 5.2(a) of this Agreement.

         "Subsidiary" means, each of Crossvue, Crossvue Limited and Penware,
Inc.

         "Superior Proposal" has the meaning given to it in Section 7.8(b) of this Agreement.

         "Taxes" means taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

         "threatened release" has the meaning given to it in Section 5.21(a) of this Agreement.

         "Transaction Documents" has the meaning given to it in Section 5.4(a) of this Agreement.

                                   ARTICLE II

                                    THE OFFER

         Section 2.1. The Offer. (a) Provided that this Agreement has not been terminated pursuant to Article X hereof and that none of the events set forth in Exhibit A hereto (the "Offer Conditions") shall have occurred and be continuing, as soon as is reasonably practicable (but no later than the tenth business day after the public announcement by Parent and the Company of the execution and delivery of this Agreement (counting the business day on which such announcement is made)), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act" or "1934 Act")), an offer (the "Offer") to purchase all outstanding Shares at a price of $0.46 per share, net to the seller of the Shares in cash (as paid pursuant to the Offer, the "Offer Consideration"). The obligation of Parent and Purchaser to commence the Offer, to consummate the Offer and to accept for payment and pay for Shares validly tendered in the Offer and not withdrawn shall be subject to the conditions set forth in Exhibit A hereto. Purchaser expressly reserves the right, in its sole discretion, to waive any such condition and make any other changes in the terms and conditions of the Offer, provided that, unless previously approved by the Company in writing, Purchaser shall not waive the Minimum Condition and no change may be made which changes the Minimum Condition or decreases the Offer Consideration, changes the form of consideration payable in the Offer (other than by adding consideration), reduces the maximum number of Shares to be purchased in the Offer, or amends the terms or the conditions of the Offer in a manner which is adverse to the holders of the Shares, or which imposes conditions or terms to the Offer in addition to those set forth herein.

         (b) On the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, Parent shall provide funds to Purchaser and Purchaser shall accept for payment and pay for any and all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration date thereof.

         (c) Without the prior written consent of the Company, Purchaser shall not extend the expiration date of the Offer beyond the initial expiration date of the Offer (which shall be the 20th business day after commencement of the Offer), except (A) as required by applicable law, (B) that if, immediately prior to the expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer constitute less than 90% of the outstanding Shares, Purchaser may, in its sole discretion, extend the Offer for one or more periods not to exceed an aggregate of ten business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, or (C) that if any condition to the Offer has not been satisfied or waived, Purchaser may, in its sole discretion, extend the expiration date of the Offer for one or more periods but in no event later than October 31, 2002; provided that the Offer may be extended in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the United States Securities and Exchange Commission (the "SEC").

         Section 2.2. Offer Documents. (a) As soon as practicable on the date of commencement of the Offer, Parent and Purchaser shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO (the "Schedule TO") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal and other ancillary documents and instruments pursuant to which the Offer will be made (collectively, and with any supplements or amendments thereto, the "Offer Documents"). The Company will promptly supply to Parent and Purchaser in writing, for inclusion in the Offer Documents, all information concerning the Company required under the Exchange Act and the rules and regulations thereunder to be included in the Offer Documents.

         (b) The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and Purchaser further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent, Purchaser and the Company shall promptly correct any information provided by them for use in the Offer Documents if and to the extent that such information shall be or have become false or misleading in any material respect, and Parent and Purchaser shall take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Shares as and to the extent required by applicable law. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. Parent and Purchaser agree to provide the Company and its counsel any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         Section 2.3. Company Action. (a) The Company hereby approves of and consents to the Offer and the Merger and represents and warrants that, subject to Section 7.8(b), its Board of Directors (at a meeting duly called and held) has by the unanimous vote of all directors present (A) determined that each of this Agreement, the Offer and the Merger are fair to and in the best interests of the Company's stockholders, (B) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and such approval is sufficient to render the restrictions on "business combinations" (as defined in Section 203 of the General Corporation Law of the State of Delaware) set forth in Section 203 of the General Corporation Law of the State of Delaware inapplicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and (C) declared the advisability of this Agreement and resolved to recommend acceptance of the Offer and adoption of this Agreement by the holders of Shares. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 2.3(a).

         (b) The Company shall file with the SEC, as soon as practicable on the date of the commencement of the Offer, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any supplements or amendments thereto, the "Schedule 14D-9") containing the recommendations of the Board of Directors of the Company in favor of the Offer and the adoption of this Agreement and the transactions contemplated hereby, including the Merger, and shall promptly mail the Schedule 14D-9 to the stockholders of the Company. Parent will promptly supply to the Company in writing, for inclusion in the Schedule 14D-9, any information concerning Parent or Purchaser required under the Exchange Act and the rules and regulations thereunder to be included in the Schedule 14D-9. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Purchaser in writing for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, Parent and Purchaser shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall be or have become false or misleading in any material respect and the Company shall take all action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Shares as and to the extent required by applicable law. Parent, Purchaser and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. The Company agrees to provide Parent and its counsel any comments the Company or its counsel receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after receipt of such comments.

         (c) In connection with the Offer, the Company shall promptly furnish Parent and Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and all available listings or computer files containing the names and addresses of the record holders of Shares as of the latest practicable date and shall furnish Parent and Purchaser with such additional information and assistance (including updated lists of stockholders, mailing labels, lists of security positions and non-objecting beneficial owner's lists) as Parent and Purchaser or their agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares.

         Section 2.4. Directors. (a) Subject to Section 2.4(c), promptly after the purchase of and payment for the Shares by Purchaser pursuant to the Offer, Parent shall be entitled to designate such number of directors (the "Parent Designees"), rounded up to the next whole number, on the Company's Board of Directors as is equal to the product of the total number of directors on such Board (after giving effect to any increase in the size of such Board pursuant to this Section 2.4) multiplied by the percentage that the number of Shares beneficially owned by Purchaser at such time (including Shares so accepted for payment) bears to the total number of Shares then outstanding; provided that in no event shall the Parent Designees constitute less than a majority of the entire Board of Directors. In furtherance thereof, the Company shall, upon the request of Parent, use its reasonable best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable the Parent Designees to be so elected or appointed to the Company's Board of Directors, and the Company shall take all actions available to the Company to cause the Parent Designees to be so elected or appointed. At such time, the Company shall, subject to Section 2.4(c), if requested by Parent, also take all action necessary to cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board.

         (b) The Company's obligation to appoint Parent Designees to the Company's Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 2.4(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 (or including such information in the Schedule 14D-9 initially filed with the SEC and distributed to the stockholders of the Company) as is necessary to enable Parent Designees to be elected to the Company's Board of Directors. Parent or Purchaser will supply to the Company in writing and be solely responsible for any information with respect to Parent and Purchaser and their nominees, officers, directors and affiliates to the extent required by such Section 14(f) and Rule 14f-1. The provisions of this Section 2.4 are in addition to and shall not limit any rights which Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of applicable law with respect to the election of directors or otherwise.

         (c) Notwithstanding the provisions of this Section 2.4, the parties hereto shall use their respective reasonable best efforts to ensure that at least one member of the Board shall, at all times prior to the Effective Time (as defined in Section 3.3 hereof), be a director of the

Company who was a director of the Company on the date hereof (the "Continuing Director"), provided that, if no Continuing Director then remains, the other directors of the Company then in office shall designate a person to fill such vacancy who will not be officers or employees or affiliates of the Company or Parent or any of their respective subsidiaries and such person shall be deemed to be a Continuing Director for all purposes of this Agreement. From and after the time, if any, that the Parent Designees constitute a majority of the Company's Board of Directors and prior to the Effective Time, subject to the terms hereof, any amendment or modification of this Agreement, any amendment to the Company's Certificate of Incorporation or By-Laws, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Purchaser hereunder, any waiver of any condition to the Company's obligations hereunder or any of the Company's rights hereunder or other action by the Company hereunder which adversely affects the holders of Shares other than Parent or Purchaser may be effected only if there are in office one or more Continuing Directors and such action is approved by the action of a majority of the Continuing Directors.


                                   ARTICLE III

                                   THE MERGER

         Section 3.1. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware, the Merger shall be effected and Purchaser shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate existence of Purchaser shall cease and the Company shall continue as the surviving corporation (as such, the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. At Parent's election, any direct or indirect subsidiary of Parent other than Purchaser may be merged with and into the Company instead of the Purchaser. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

         Section 3.2. Closing. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to
Article X, and subject to the satisfaction or waiver of all of the conditions set forth in Article IX, the closing of the Merger (the "Closing") will take place as soon as practicable, but in no event later than 10:00 a.m. on the second business day (the "Closing Date") following satisfaction or waiver of all of the conditions set forth in Article IX, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Simpson Thacher & Bartlett, 425 Lexington Ave, New York, New York, 10017, unless another date, time or place is agreed to in writing by the parties hereto.

         Section 3.3. Effective Time. On the Closing Date (or on such other date as Parent and the Company may agree), the parties hereto shall file with the Secretary of State of Delaware a certificate of merger or, if applicable, a certificate of ownership and merger and any other appropriate documents, executed in accordance with the relevant provisions of the General Corporation Law of the State of Delaware, and shall make all other filings or recordings required under the General Corporation Law of the State of Delaware and other applicable law in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger or, if applicable, the certificate of ownership and merger, with the Delaware Secretary of State, or at such later time as is mutually agreed by the parties and set forth therein (the "Effective Time").

         Section 3.4. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Purchaser shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Purchaser shall become liabilities and obligations of the Surviving Corporation.

         Section 3.5. Certificate of Incorporation; By-Laws. (a) The certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law and (b) the by-laws of the Company shall be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

         Section 3.6. Directors; Officers. From and after the Effective Time,
(a) the directors of Purchaser shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and
(b) the officers of the Company shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE IV

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         Section 4.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Shares or any other shares of capital stock of the Company or Purchaser:

         (a) Common Stock of Purchaser. Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

         (b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share issued and outstanding immediately prior to the Effective Time that is owned by the Company or by Parent, Purchaser or any other subsidiary of Parent shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

         (c) Conversion of Shares. At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 4.1(b) and any Dissenting Shares (as defined in Section 4.1(d)) shall be converted into the right to receive the Offer Consideration, payable to the holder thereof, without any interest thereon (the "Merger Consideration"), less any required withholding taxes, upon surrender and exchange of a Certificate (as defined in Section 4.3).

         (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time held by any person who has not voted such Shares in favor of the Merger and who has the right to demand, and who properly demands, an appraisal of such Shares ("Dissenting Shares") in accordance with Section 262 of the General Corporation Law of the State of Delaware (or any successor provision) shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 4.1(c). At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the General Corporation Law of the State of Delaware (or any successor provision) and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or offer to settle, any such demands.

         Section 4.2. Options; Stock Plans.

         (a) At the Effective Time, each then outstanding option to purchase Common Stock, whether or not otherwise vested and exercisable (a "Stock Option") shall be cancelled by the Company and in consideration of such cancellation and except to the extent that Parent and the holder of any such Stock Option otherwise agree, the Company shall pay to such holders of Stock Options an amount in respect thereof equal to the product of (A) the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per Share subject to such Stock Option and (B) the number of Shares subject to such Stock Option immediately prior to its cancellation. Such payment shall be less any required withholding taxes and without interest.

         (b) The Company shall ensure that following the date hereof (i) no further issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be made under the Company Stock Incentive Plan and (ii) no holder of a Stock Option or any participant in any employee incentive or benefit plans or programs or arrangements or non-employee director plans maintained by the Company shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.

         (c) Prior to the consummation of the Offer, the Company shall, if necessary, amend the terms of the Company Stock Incentive Plan to give effect to the provisions of this Section 4.2.

         Section 4.3. Payment for Shares

         (a) Payment Fund. As soon as practicable after the Effective Time, Parent shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Parent (the "Paying Agent"), for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration payable upon the conversion of Shares pursuant to Section 4.1(c) (the "Payment Fund").

         (b) Letters of Transmittal; Surrender of Certificates. (i) As soon as reasonably practicable after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than the Company or any of its Subsidiaries or Parent, Purchaser or any other subsidiary of Parent) of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the "Certificates"), (x) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of (A) the number of Shares formerly represented by such Certificate and (B) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Parent and the Surviving Corporation that such taxes have been paid or are not applicable.

         (ii) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article IV, provided that the person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

         (c) Cancellation of Shares; No Further Rights. As of the Effective Time, all Shares (other than Shares to be canceled in accordance with Section 4.1(b) and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such Shares shall cease to have any rights with respect thereto or arising therefrom (including without limitation the right to vote), except the right to receive the Merger Consideration, without interest, upon surrender of such Certificate in accordance with Section 4.3(b), and until so surrendered, each such Certificate shall represent for all purposes only the right to receive the Merger Consideration (without interest). The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this
Section 4.3 shall be deemed to have
been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.

         (d) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Payment Fund shall be the property of and paid over to Parent as and when requested by Parent.

         (e) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates that have not theretofore complied with this Section 4.3 shall thereafter look only to Parent, and only as general creditors thereof, for payment of their claim for any Merger Consideration.

         (f) No Liability. None of Parent, Purchaser, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Subject to applicable law and public policy, if any Certificates shall not have been surrendered immediately prior to such date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 5.4(c)), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law and public policy, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (g) Withholding Rights. Parent and Purchaser shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Stock Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in Schedule 5 hereto, which schedule will be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Purchaser that the statements made in this Article V are true and correct.

         Section 5.1. Organization; Good Standing; Qualification and Power. Each Company Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect. Section 5.1 of the Company Disclosure Schedule sets forth a correct and complete list of jurisdictions in which each Company Party is duly qualified and in good standing to do business. The Company has delivered to Parent or its counsel complete and correct copies of the certificate or articles of incorporation and bylaws of each Company Party, in each case as amended to the date of this Agreement and the Closing Date.

         Section 5.2. Capital Structure.

         (a) The authorized capital stock of the Company consists solely of 70,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), 1,700,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"), 28,152 shares of Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock"), 1,273,149 shares of Series D Convertible Preferred Stock, par value $0.001 per share ("Series D Preferred Stock"), and 50,000,000 shares of common stock, par value $0.001 per share ("Common Stock"). As of the date hereof, 0, 369,054, 0, 0 and 10,416,141 (on an as-converted basis) shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock, respectively, are issued and outstanding. The Company owns all of the issued and outstanding shares of capital stock of Crossvue and Penware, Inc., free of any Liens or limitations in the Company's voting rights. Crossvue owns all of the issued and outstanding shares of capital stock of Crossvue Limited (with the exception of six (the "Crossvue Limited Qualifying Shares") out of 690,006 outstanding shares held by current and former employees of the Company as required by Sri Lankan law), free of any Liens or limitations in Crossvue's voting rights. The Crossvue Limited Qualifying Shares are in all respects identical to the other 690,000 issued and outstanding shares of capital stock of Crossvue Limited, including without limitation, the dividend and voting rights associated with such shares.

         (b) Except as disclosed in Section 5.2 of the Company Disclosure Schedule, no Stock Options have been granted and are outstanding. Except as disclosed in Section 5.2(a) or in Section 5.2 of the Company Disclosure Schedule, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of any Company Party convertible into or exchangeable for shares of capital stock or voting securities of any Company Party, (iii) no options or other rights to acquire from any Company Party, and no obligation of any Company Party to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Company Party and (iv) no equity equivalents, interests in the ownership or earnings of any

Company Party or other similar rights. Attached as Section 5.2 of the Company Disclosure Schedule is a complete and correct list of the names of each holder of Stock Options, or other rights to acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Company Party, or equity equivalents, interests in the ownership or earnings of any Company Party or other similar rights (collectively, "Stock Rights"), the number of Stock Rights held by each such holder, the exercise price and vesting terms for each such Stock Right (and whether such vesting terms shall be affected by the executions and delivery of this Agreement or the consummation of the transactions contemplated hereby) and any amendments or modifications with respect to any such Stock Right effected since June 30, 2001 (including any changes in the exercise price, changes in or acceleration of the vesting terms and any regranting of Stock Rights).

         (c) All outstanding shares of capital stock of each Company Party are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights. None of the Company Parties has or is subject to or bound by or, at or after the Closing Date will have or be subject to or bound by, any outstanding option, warrant, call, subscription or other right (including any preemptive or similar right), agreement or commitment which (i) obligates any Company Party to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of any Company Party, (ii) obligates any Company Party to provide funds or make any investment (in the form of a loan, capital contribution or otherwise) in any Company Party, (iii) restricts the transfer of any shares of capital stock of any Company Party or
(iv) relates to the holding, voting or disposition of any shares of capital stock of any Company Party. No bonds, debentures, notes or other indebtedness of any Company Party having the right to vote on any matters on which the stockholders of any Company Party may vote are issued or outstanding.

         (d) The aggregate amount of consideration required by the Company to comply with its obligations under Section 4.2(a) shall not exceed $288,000.

         Section 5.3. Title of Assets. Each Company Party is the sole, true and lawful owner of the assets owned by it, free and clear of any liens, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, option, right of first refusal or easement or other real estate declaration, covenant, condition, restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever (a "Lien") except for any Lien granted in favor of Parent pursuant to the Convertible Note. Such assets constitute all of the assets necessary to continue the business of the Company Parties in the manner it is being conducted.

         Section 5.4. Authority.

         (a) Corporate Action. The Company has all requisite corporate power and authority to enter into this Agreement and other documents contemplated hereby (collectively with this Agreement, the "Transaction Documents") and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, except for the approval of its stockholders. This Agreement and the transactions contemplated hereby are the valid and binding obligations of the Company, enforceable against it in accordance with their terms, except that such enforceability may be subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance or moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and
(ii) general principles of
equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         (b) No Conflict. Neither the execution, delivery and performance of the Transaction Documents to which the Company is a party nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Company Party under any term, condition or provision of (x) the certificate of incorporation or bylaws of such Company Party, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease, license or other material agreement to which such Company Party is a party or by which any of its properties or assets are bound, or (z) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Company Party or its properties or assets.

         (c) Governmental Consents. Except as disclosed in Section 5.4(c) of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by any Company Party or its stockholders in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby.

         Section 5.5. SEC Filings.

         (a) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 1999 and has made available to Parent (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1999, 2000 and 2001, (ii) its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, and, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1999,
(iv) all other reports or registration statements, including any Current Report on Form 8-K, filed by the Company with the SEC since January 1, 1999, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (collectively, the "Company Financial Statements") was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC.

         Section 5.6. Compliance with Applicable Laws. Except as disclosed in
Section 5.6 of the Company Disclosure Schedule, the business of each Company Party is not being conducted in violation of any material law, ordinance, regulation, rule or order of any Governmental Entity. Except as disclosed in
Section 5.6 of the Company Disclosure Schedule, there is currently no investigation or review by a Governmental Entity with respect to any Company Party pending or, to the Best Knowledge of the Company, threatened, nor has any Governmental Entity notified any Company Party of its intention to conduct the same. To the Best Knowledge of the Company, each Company Party has all permits, licenses, approvals, orders, and franchises from Governmental Entities ("Permits") required to conduct its businesses as now being conducted. All of each Company Party's respective Permits are in full force and effect. No violations under such Permits have been recorded.

         Section 5.7. Litigation. Except as disclosed in Section 5.7 of the Company Disclosure Schedule, there is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding, pending or, to the Best Knowledge of the Company, threatened, against any Company Party nor any of its directors or officers (in their capacity as directors or officers); nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any Company Party (i) relating to the business of any Company Party, or (ii) that could have an adverse effect on the ability of the Company to perform its obligations hereunder or under any documents contemplated hereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against any Company Party purporting to enjoin or restrain the execution, delivery or performance of any Transaction Document.

         Section 5.8. Title to Properties. Section 5.8 of the Company Disclosure Schedule sets forth a correct and complete list of real property leased by each Company Party. None of the Company Parties own any real property. Each Company Party holds a leasehold interest as lessee under leases in full force and effect in all real property used in connection with its business.

         Section 5.9. Subsidiaries. Except for Crossvue and Crossvue Limited, and except as disclosed in Section 5.9 of the Company Disclosure Schedule, neither the Company directly or indirectly owns nor has made any investment in any of the capital stock of, or any other proprietary interest in, any other Person.

         Section 5.10. Employee Benefit Plans and Employment Matters.

         (a) Except as disclosed in Section 5.10(a) of the Company Disclosure Schedule, neither any Company Party nor any ERISA Affiliate (as hereinafter defined) maintains any Employee Benefit Plan.

         (b) The Company has delivered to Parent or its counsel prior to the date hereof complete and correct copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of any Company Party and the use of temporary employees and independent contractors by any Company Party (including summaries of any procedures and policies that are unwritten), and (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Employee Benefit Plan (and written summaries of any unwritten Employee Benefit Plans, modifications to Employee Benefit Plans and employee communications).

         (c) Neither any Company Party nor any ERISA Affiliate maintains or has ever maintained, contributed to or had an obligation to contribute to or could have any obligation in respect of an Employee Benefit Plan subject to Title IV of ERISA or to Section 412 of the Code. Neither any Company Party nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA. No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

         (d) Each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time and in any manner without incurring liability thereunder. As of and including the Closing Date, each Company Party shall have made all contributions required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the unaudited consolidated balance sheet of the Company at March 31, 2002 provided to Parent by the Company (the "Balance Sheet"). All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made.

         (e) No Employee Benefit Plan provides for medical or health benefits, or life insurance or other death benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any employee or any dependent or beneficiary of any employee after such employee's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"), and there has been no communication to any employee that could reasonably be expected to promise or guarantee any such benefits.

         (f) Except as required by law, none of the Company Parties has proposed or has agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) nor to change any employee coverage which would cause an increase in the expense of maintaining any such Employee Benefit Plan.

         (g) Section 5.10(g)(1) of the Company Disclosure Schedule lists all employees of the Company Parties as of the date of this Agreement, their salaries as of the date of this Agreement, the date and amount of their most recent salary increases and their accrued and unused vacation.

Except as disclosed on Section 5.10(g)(2) of the Company Disclosure Schedule, no Person has an employment or severance agreement with any Company Party. The Company has furnished to Parent copies of all consulting or independent contractor agreements between any Company Party and any Person. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any services for any Company Party.

         (h) Except as disclosed on Section 5.10(h) of the Company Disclosure Schedule, no Employee Benefit Plan provides benefits or payments based on or measured by the value of an equity security of or interest in any Company Party or any ERISA Affiliate.

         (i) To the Best Knowledge of the Company, no condition exists as a result of which any Company Party may have a material liability, whether absolute or contingent, including any obligations under the Employee Benefit Plans, with respect to any misclassification of a person performing services for a Company Party as an independent contractor rather than as an employee.

         (j) Except as disclosed on Section 5.10(j) of the Company Disclosure Schedule, no Employee Benefit Plan is a plan, agreement or arrangement providing for benefits, in the nature of severance benefits, and no Company Party has outstanding any liabilities with respect to any severance benefits available under any Employee Benefit Plan.

         (k) Except as disclosed on Section 5.10(k) of the Company Disclosure Schedule or except as expressly contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event (including, without limitation, the termination of employment of any Person), will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of any Company Party, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of any Company Party, or (iii) acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of any Company Party, in each case under any Employee Benefit Plan or otherwise. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of any Company Party.

         (l) Except as disclosed on Section 5.10(l) of the Company Disclosure Schedule, neither any Company Party nor any ERISA Affiliate is a contractor or subcontractor with obligations under any federal, state or local government contracts.

         (m) To the Best Knowledge of the Company, each Company Party is in compliance with all applicable laws (including any legal obligation to engage in affirmative action), agreements and contracts relating to the employment of former, current and prospective employees, independent contractors and "leased employees" (within the meaning of section 414(n) of the Code) of such Company Party, including all such laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant governmental authority.

         (n) To the Best Knowledge of the Company, each Company Party has good labor relations and it is not aware of any facts reasonably indicating that the consummation of the transactions contemplated hereby will have an adverse effect on labor relations or that any of the Company Parties' employees intends to leave their employ.

         (o) None of the Company Parties are engaged in any unfair labor practice. No collective bargaining agreement with respect to the business of any Company Party is currently in effect or being negotiated. None of the Company Parties have any obligation to negotiate any such collective bargaining agreement, and there is no indication that the employees of any Company Party desire to be covered by a collective bargaining agreement.

         (p) There are no strikes, slowdowns or work stoppages pending or, to the Best Knowledge of the Company, threatened with respect to the employees of any Company Party, nor has any such strike, slowdown or work stoppage occurred or, to the Best Knowledge of the Company, been threatened since January 1, 2001. There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the Best Knowledge of the Company, no question concerning representation has been raised or threatened since January 1, 2001 respecting the employees of any Company Party.

         (q) There are no complaints or charges against any Company Party pending before the National Labor Relations Board or any state or local labor agency and, to the Best Knowledge of the Company, no person has threatened since January 1, 2001 to file any complaint or charge against any Company Party with any such board or agency.

         (r) To the Best Knowledge of the Company, no charges with respect to or relating to the business of any Company Party or any affiliate thereof are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices.

         (s) Since January 1, 2001, no Company Party has received any notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of such Company Party and, to the Best Knowledge of the Company, no such investigation is in progress.

         (t) Except as set forth on Section 5.10(t) of the Company Disclosure Schedule, neither any Company Party nor any of its directors, officers and employees has made any statements or representations or distributed any written material to any of its employees regarding future operating plans of Parent after the Closing or Company Parties' or Parent's continued employment of Company Parties' respective employees subsequent to the Closing, other than any such statements, representations or written material authorized by Parent.

         Section 5.11. Absence of Undisclosed Liabilities. At March 31, 2002 (the "Balance Sheet Date"), no Company Party had any direct or indirect liabilities or obligations of any nature (matured or unmatured, fixed or contingent) other than those adequately reflected or reserved against on the Balance Sheet, and any such liabilities or obligations incurred after the Balance Sheet Date were incurred (i) in the ordinary course of business consistent with prior practice, none of which are, individually or in the aggregate, material, or (ii) in connection with this Agreement.

         Section 5.12. Absence of Certain Changes or Events. Except as disclosed in Section 5.12 of the Company Disclosure Schedule, since the Balance Sheet Date there has not occurred:

         (a) any change in the condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations that could reasonably constitute a Material Adverse Effect on the Company;

         (b) any amendments or changes in the certificate or articles of incorporation or bylaws of any Company Party, other than the certificate of amendment of the certificate of incorporation of the Company filed April 4, 2002 which increased the number of authorized shares of Common Stock;

         (c) any damage, destruction or loss of any Company Party's assets or properties, whether covered by insurance or not;

         (d) any redemption, repurchase or other acquisition of shares of capital stock by any Company Party (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of any Company Party;

         (e) any increase in or modification of the compensation or benefits payable or to become payable by any Company Party to any of its directors, employees or consultants;

         (f) any modification of any term of benefits payable under, any Employee Benefit Plan;

         (g) any acquisition or sale of a material amount of property or assets of any Company Party or by any Company Party of any property or assets of any stockholder, director or officer of any Company Party;

         (h) any (A) incurrence, assumption or guarantee by any Company Party of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of any Company Party; or (C) issuance or sale of options or other rights to acquire from any Company Party, directly or indirectly, debt securities of any Company Party or any securities convertible into or exchangeable for any such debt securities;

         (i) any creation or assumption by any Company Party of any mortgage, pledge, material security interest or lien or other encumbrance on any asset;

         (j) any making of any loan, advance or capital contribution to or investment in any person other than travel loans or advances made in the ordinary course of business of the Company Parties;

         (k) any entering into, amendment of, relinquishment, termination or non-renewal by any Company Party of any contract, lease transaction, commitment or other right or obligation, other than as disclosed in Section 5.12(k) of the Company Disclosure Schedule and except for purchase and sale commitments entered into in the ordinary course of business, consistent with past practice;

         (l) any transfer or grant of a right under Company IP Rights;

         (m) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of any Company Party or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

         (n) any agreement or arrangement made by any Company Party to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed;

         (o) any waiver or release by any Company Party of any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice;

         (p) any material change in the accounting methods or practices used by the Company Parties; or

         (q) any material change in any of the Company Parties' respective business practices.

         Section 5.13. Agreements. Section 5.13 of the Company Disclosure Schedule sets forth a list of any of the following written or oral contracts, agreements and other instruments ("Contractual Obligations") entered into by any Company Party, copies of each of which have been delivered to Parent or its counsel:

         (a) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from any Company Party in an amount in excess of $25,000 per annum which is not terminable on 30 days' or less notice without cost or other liability at or at any time after the Closing Date or in which any Company Party has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing rights relating to any product, group of products or territory;

         (b) vendor or customer contracts;

         (c) joint venture contract or agreement;

         (d) contract or commitment for the employment of any officer, employee or consultant, severance agreement, non-competition agreement, non-disclosure agreement, agreement requiring a change of control or parachute payments, or any other type of contract or understanding with any officer, employee or consultant which is not immediately terminable without cost or other liability;

         (e) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

         (f) lease or other agreement under which any Company Party is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

         (g) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $25,000;

         (h) agreement which restricts any Company Party, any employee of any Company Party, or any independent contractor of any Company Party from engaging in any aspect of its business or competing in any line of business in any geographic area;

         (i) Company IP Rights Agreement; or

         (j) agreement between any Company Party and any stockholders, directors or officers of a Company Party.

         Section 5.14. No Defaults. Except as disclosed in Section 5.14 of the Company Disclosure Schedule, none of the Company Parties are in default under, and there exists no event, condition or occurrence and none would result from the execution, delivery and performance by any Company Party of any Transaction Document to which it is a party and the transactions contemplated thereby, which, after notice or lapse of time, or both, would constitute such a default by such Company Party under, any material contract or agreement to which such Company Party is a party.

         Section 5.15. Taxes. Except as otherwise set forth in Section 5.15 of the Company Disclosure Schedule:

         (a) Each Company Party has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed (taking into account any extension of time to file granted to or on behalf of such Company Party). The information on such Returns is complete and accurate in all respects. Each Company Party has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any Company Party.

         (b) No unpaid (or unreserved in accordance with GAAP) deficiencies for Taxes have been claimed, proposed or assessed by any taxing authority or other Governmental Entity with respect to any Company Party for any period prior to the Closing Date, and there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes of any Company Party. No Company Party has requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to any Company Party.

         (c) (i) The Company Parties have made or will make provision for all Taxes payable by the Company Parties with respect to any Pre-Closing Period which are not payable prior to the Closing Date; (ii) the provisions for Taxes with respect to the Company Parties for the Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) each Company Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;
(iv) none of the Company Parties have ever been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person (other than a group the common parent of which was the Company); (v) none of the Company Parties are liable for Taxes of any other Person (except another Company Party), or are currently under any contractual obligation to indemnify any Person with respect to Taxes, or are a party to any tax sharing agreement or any other agreement providing for payments by any Company Party with respect to Taxes; (vi) none of the Company Parties is a person other than a United States person within the meaning of the Code; and (vii) none of the Company Parties is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

         As used in this Section 5.15, the "Company Parties" shall mean, individually and collectively, (i) the Company Parties, and (ii) any individual, trust, corporation, partnership or other entity as to which any Company Party may be liable for Taxes incurred by such individual or entity as a transferee, pursuant to any agreement or pursuant to any provision of federal, state, local or foreign law or regulation.

         Section 5.16. Intellectual Property. Except in each case as disclosed in Section 5.16 of the Company Disclosure Schedule:

         (a) The Company Parties collectively own, or have the right to use, sell or license all Intellectual Property Rights as used in their business as presently conducted and as it is expected to be conducted as of the Closing Date (such Intellectual Property Rights being hereinafter collectively referred to as the "Company IP Rights") and such rights to use, sell or license are sufficient for such conduct of their business;

         (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP Right (the "Company IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of any Company Party or, after the Closing Date, Parent to use, sell or license any Company IP Right or portion thereof;

         (c) there are no royalties, honoraria, fees or other payments payable by any Company Party to any Person other than as set forth in the Company IP Rights Agreements listed in Section 5.16 of the Company Disclosure Schedule;

         (d) the conduct of the Company Parties' business, as presently conducted and as it is expected to be conducted as of the Closing Date, does not and will not violate any license or agreement between a Company Party and any third party or infringes any Intellectual Property Right of any other party, and there is no pending or, to the Best Knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right nor is there any basis for any such claim, nor has any Company Party received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion; and

         (e) Each Company Party has taken reasonable and practical steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company IP Rights. All consultants of the Company Parties who have created Company IP Rights have executed and delivered to the applicable Company Party an agreement assigning to such Company Party all Intellectual Property Rights arising from their services, and such Intellectual Property Rights are works made for hire and such Company Party is the author and owner of all such rights under the Copyright Act of 1976, as amended, and the rules and regulations promulgated thereunder. No current or prior officers, employees or consultants of any Company Party claim or have a right to claim an ownership interest in any Company IP Rights as a result of having been involved in the development or licensing of such property while employed by or consulting to any Company Party, or otherwise.

         (f) Section 5.16(f) of the Company Disclosure Schedule sets forth a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by any Company Party to perfect or protect its interest in Company IP Rights, including, without limitation, all patents, patent applications, trademarks and service marks, trademark and service mark applications, copyrights and copyright applications.

         (g) Section 5.16(g) of the Company Disclosure Schedule lists and briefly describes the material terms of all of the material Intellectual Property licenses held by any Company Party; all such licenses are valid, enforceable and in full force and effect, and will continue to be so in all material respects on identical terms immediately following the Closing Date, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         (h) Except as set forth in Section 5.16(h) of the Company Disclosure Schedule, to the Best Knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of Company IP Rights by any third party, including any employee or former employee of any Company Party.

         Section 5.17. Receivables. The accounts and notes receivable reflected on the Balance Sheet as of the Balance Sheet Date provided to Parent by the Company, and the accounts and notes receivable arising subsequent to the Balance Sheet Date, have or will have arisen only from bona fide transactions in the ordinary course of the Company Parties' business, represent valid obligations to the Company Parties and have been collected or are collectible in full, net of any allowance for uncollectibles recorded on the Balance Sheet in a manner consistent with past practice, in the ordinary course of business without resort to litigation; and none of such accounts and notes receivable is or will at the Closing Date be subject to any defense, counterclaim or setoff. There has been no material adverse change since the Balance Sheet Date in the amounts of accounts and notes receivable or the allowances with respect thereto, from that reflected in the Balance Sheet at such date.

         Section 5.18. Fees and Expenses. Except as disclosed in the Company's Disclosure Schedule, none of the Company Parties nor any of its stockholders, directors, officers or employees has caused Parent or any Company Party to become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement. A complete and accurate copy of the engagement letter with Jane Capital Partners LLC has been provided or made available to Parent and will not be amended, without the consent of Parent, to (i) increase the fees payable thereunder or
(ii) extend the period for which services are to be performed beyond the Effective Time.

         Section 5.19. Insurance. The Company Parties have in effect fire and casualty insurance policies listed in Section 5.19 of the Company Disclosure Schedule with the effective date and coverage amounts indicated thereon. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect.

         Section 5.20. Condition of Property. All real and personal property owned or leased by any Company Party is generally in good repair and is operational and usable in the operations of such Company Party, subject to ordinary wear and tear.

         Section 5.21. Environmental Matters.

         (a) During the period that each Company Party has leased its properties or owned or operated any facilities, neither such Company Party nor, to the Best Knowledge of the Company, any other Person has disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials on, from or under such properties or facilities. None of the Company Parties has knowledge of any presence, disposal, release or threatened release of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to such Company Party having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended ("CERCLA").

         (b) The operations of each Company Party are in compliance with Environmental Laws. During the time that each Company Party has owned or leased its respective properties and facilities, neither such Company Party nor, to the Best Knowledge of the Company, any other Person has used, generated, manufactured or stored on, under or about such properties or facilities or transported or arranged for the disposal to or from such properties or facilities any Hazardous Materials.

         (c) no Company Party is subject to any outstanding Environmental Claim.

         (d) There are no facts, circumstances or conditions relating to the assets of the Company or its Subsidiaries that could give rise to an Environment Claim or Environmental Costs and Liabilities.

         Section 5.22. Interested Party Transactions. Except as disclosed in
Section 5.22 of the Company Disclosure Schedule, no stockholder, officer or director of any Company Party or any other "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of such Company Party has had, either directly or indirectly, any interest in: (i) any Person which purchases from or sells, licenses or furnishes to such Company Party any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which any Company Party is a party or by which it may be bound or affected.

         Section 5.23. Proxy Statement/Information Statement. If required pursuant to Section 7.9 hereof, the proxy statement on Schedule 14A (or, if the stockholder approval of the Company for the transactions contemplated by this Agreement is to be obtained by written consent in lieu of a meeting, then the information statement on Schedule 14C) to be filed and mailed to the stockholders of the Company will not, on the date the proxy or information statement, as applicable (or any amendment thereof or supplement thereto), is first mailed to stockholders, at the time of the stockholders' meeting to approve the transactions contemplated hereby, or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the stockholders' meeting which has become false or misleading. The proxy or information statement, as the case may be, shall comply with the requirements of the 1934 Act and the rules and regulations thereunder.

         Section 5.24. Voting Requirements. In the event that Section 253 of the General Corporation Law of the State of Delaware is inapplicable and unavailable to effectuate the Merger, the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Stockholders Meeting (as defined in Section 7.10) with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the Company's capital stock or other securities required in connection with the consummation by the Company of the Merger and the other transactions contemplated hereby to be consummated by the Company. The Board of Directors has taken all necessary actions so that the restrictions on "business combinations" (as defined in Section 203 of the General Corporation Law of the State of Delaware) set forth in Section 203 of the General Corporation Law of the State of Delaware are not applicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger.

         Section 5.25. Previous Agreements. Immediately prior to the execution of this Agreement, the Asset Purchase Agreement dated as of June 26, 2002 among the Company, Crossvue and Hand Held Products, Inc. was terminated in accordance with its terms. The Convertible Note (as defined in such Asset Purchase Agreement) held by Hand Held Products, Inc. has been fully repaid and discharged with the proceeds of the Convertible Note (as defined herein) held by Parent.

         Section 5.26. Product Liability and Recalls.

         (a) Except as disclosed in Section 5.26(a) of the Company Disclosure Schedule, the Company is not aware of any claim, or the basis of any claim, against any of the Company Parties for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by any Company Party, including claims arising out of the defective or unsafe nature of its products or services.

         (b) Except as disclosed in Section 5.26(b) of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened recall or investigation of any product sold by any Company Party.

         Section 5.27. Disclosure. No representation or warranty made by the Company in this Agreement, nor any document, written information, statement, financial statement, projection, certificate or exhibit prepared and furnished or to be prepared and furnished by any Company Party or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.


                                  ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Parent and Purchaser hereby represent and warrant to the Company that:

         Section 6.1. Organization; Good Standing; Qualification and Power. Each of Parent and Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted.

         Section 6.2. Authority.

         (a) Corporate Action. Each of Parent and Purchaser has all requisite organizational power and authority to enter into this Agreement and to perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of any Transaction Document to which it is a party by Parent or Purchaser, as applicable, and the consummation by Parent and Purchaser of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Purchaser, as the case may be. The Transaction Documents to which Parent and/or Purchaser is a party have been duly executed and delivered by Parent or Purchaser, as applicable, and are the valid and binding obligation of Parent or Purchaser, as the case may be, enforceable against it in accordance with its terms, except that such enforceability may be subject to (i) applicable bankruptcy, insolvency, reorganization or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         (b) No Conflict. Neither the execution, delivery and performance of any Transaction Document to which Parent or Purchaser is a party nor the consummation of the transactions contemplated thereby nor compliance with the provisions hereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Purchaser under, any term, condition or provision of (x) the certificate of incorporation or bylaws of Parent or Purchaser, (y) any loan or credit agreement of Parent or Purchaser, or (z) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Purchaser, or its properties or assets, other than those that would not prevent or delay Parent or Purchaser, from performing its obligations under the Transaction Documents.

         (c) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (other than the SEC) is required to be obtained by Parent or Purchaser in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for where the failure to obtain such consents, approvals and the like, would not prevent or delay Parent or Purchaser, from performing its obligations under this Agreement.

         Section 6.3. Fees and Expenses. None of Parent, Purchaser nor any of its stockholders, directors, officers or employees has caused any Company Party to become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

         Section 6.4. Litigation. There is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding pending or, to the best knowledge of Parent or Purchaser, threatened against Parent or Purchaser, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or Purchaser, in each case that could have a material adverse effect on Parent's or Purchaser's ability to perform its obligations under this Agreement or any documents contemplated hereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against Parent or Purchaser, purporting to enjoin or restrain the execution, delivery or performance of any Transaction Document.

         Section 6.5. Financial Condition. Parent is solvent, and it presently has the financial ability to enable Purchaser to pay the Offer Consideration and the Merger Consideration.

         Section 6.6. No Business Activities. Purchaser has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                                  ARTICLE VII

                                COMPANY COVENANTS

         Section 7.1. Advice of Changes. During the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company will promptly advise Parent in writing
(a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (b) of any Material Adverse Effect on the Company and (c) of any breach by the Company of any covenant or agreement contained in any of the Transaction Documents. To ensure compliance with this Section 7.1, the Company shall deliver to Parent as soon as practicable but in any event within 30 days after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited consolidated balance sheet and statement of operations for the Company, which financial statements shall be prepared in the ordinary course of business in accordance with the Company's books and records and GAAP consistently applied and shall fairly present in all material respects the consolidated financial position of the Company as of their respective dates and the results of the Company's operations for the periods then ended. During the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall regularly inform and consult Parent regarding, and take all actions which Parent shall reasonably request to minimize, the use or expected use of working capital.

         Section 7.2. Maintenance of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company will, and shall cause its Subsidiaries to, use commercially reasonable efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If the Company becomes aware of any material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Parent in writing and will exert its best efforts to restore the relationship.

         Section 7.3. Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, including without limitation, pursuant to Section 10.1(g), the Company will, and shall cause its Subsidiaries to, continue to conduct its business and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without the prior written consent of Parent:

         (a) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than the issuance of shares of the Common Stock upon the exercise of stock options issued in the ordinary course of business prior to the date hereof in accordance with the terms of the Company Stock Incentive Plan as in effect on the date of this Agreement;

         (b) (i) incur, assume or guarantee any debt for borrowed money, other than borrowings under that certain $3,500,000 convertible promissory note (the "Convertible Note") in favor of Parent, (ii) issue or sell any securities convertible into or exchangeable for debt securities of the Company or any Subsidiary; or (iii) issue or sell options or other rights to acquire, directly or indirectly, debt securities of the Company or any Subsidiary or any securities convertible into or exchangeable for any such debt securities;

         (c) enter into any material transaction not in the ordinary course of its business consistent with past practice;

         (d) create or assume any Lien on any asset, except any Lien granted in favor of Parent pursuant to the Convertible Note;

         (e) dispose of any of its assets except in the ordinary course of business consistent with past practice;

         (f) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

         (g) fail to maintain its equipment and other assets in good working condition and repair in all material respects according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

         (h) except as set forth in Section 7.3(h) of the Company Disclosure Schedule, pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any director, officer, employee or consultant or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof), grant any stock option or warrant or issue any restricted stock, or enter into or modify any agreement or Employee Benefit Plan (except as required by law) or any similar agreement or increase benefits of the type described in Section 5.10;

         (i) change accounting practice or principle utilized in the preparation of the financial statements;

         (j) make any loan, advance or capital contribution to or investment in any Person other than travel loans or advances made in the ordinary course of business consistent with past practice;

         (k) enter into, amend, relinquish, terminate or permit expiration of any contract, lease transaction, commitment or other right or obligation, except for commitments entered into in the ordinary course of business consistent with past practice;

         (l) other than as disclosed in the Company Disclosure Schedule, waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practice;

         (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in Company Financial Statements or incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice;

         (n) merge, consolidate or reorganize with, or acquire any entity;

         (o) amend its certificate of incorporation or bylaws;

         (p) license or otherwise transfer any Company IP Rights;

         (q) change any insurance coverage or issue any certificates of insurance;

         (r) except pursuant to any conversion of the Series B Preferred Stock by the holders thereof, redeem, repurchase or otherwise acquire shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

         (s) make or rescind any material tax election or settle or compromise any material income tax liability with any Governmental Entity or settle any action, suit, claim, investigation or proceeding with any Governmental Entity (legal, administrative or arbitrative); or

         (t) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 7.3.

         Section 7.4. Regulatory Approvals. The Company will promptly execute and file any application or other document that may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Parent may reasonably request, in connection with the consummation of the transactions contemplated by the Transaction Documents. The Company will, and will cause its Subsidiaries to, use its commercially reasonable efforts to promptly obtain all such authorizations, approvals and consents.

         Section 7.5. Necessary Consents. During the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company will, and will cause its Subsidiaries to, use its commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate the consummation of the transactions contemplated by the Transaction Documents and to allow Parent and Purchaser to carry on the Company Parties' business after the Closing.

         Section 7.6. Access to Information. During the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement, the Company will, and will cause its Subsidiaries to, allow Parent and its agents reasonable access to the files, books, records, offices and personnel of the Company and its Subsidiaries, including, without limitation, any and all information relating to Taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition of the Company and its Subsidiaries. The Company will, and will cause its Subsidiaries to, cause its accountants to cooperate with Parent and its agents in making available to them all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax returns and financial statements prepared, reviewed or audited by such accountants. Notwithstanding the above, Parent and its agents shall obtain written approval (which approval shall not unreasonably be withheld or delayed) from the Company prior to contacting any of the Company clients or customers.

         Section 7.7. Satisfaction of Conditions Precedent. During the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company will, and will cause its Subsidiaries to, use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions within its control that are set forth in Exhibit A, and the Company will, and will cause its Subsidiaries to, will use its commercially reasonable efforts to cause the transactions contemplated by the Transaction Documents to be consummated.

         Section 7.8. No Other Negotiations.

         (a) Subject to Section 7.8(b) hereof, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and any Person acting on behalf of any Company Party not to, directly or indirectly, (a) solicit, initiate, continue or respond to discussions or engage in negotiations with any Person (whether such negotiations are initiated by any Company Party or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than Parent, relating to the possible acquisition, recapitalization or other business combination involving any Company Party (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, or any transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the transaction contemplated by this Agreement or which would or would reasonably be expected to materially dilute the benefits to Parent of the transaction contemplated by this Agreement (with any such efforts by any such Person to be referred to as "Acquisition Proposal"), (b) provide non-public information with respect to any Company Party to any Person, other than a Company Party's professional advisors, Parent or Parent's professional advisors, or (c) enter into an agreement with any Person, other than Parent and Purchaser, providing for a possible Acquisition Proposal. If any Company Party receives any inquiry, offer or proposal relating to an Acquisition Proposal, the Company shall, and shall cause such Company Party to, immediately notify Parent thereof, including information as to the identity of the party making any such inquiry, offer or proposal and the specific terms of such inquiry, offer or proposal, as the case may be.

         (b) (i) Notwithstanding anything to the contrary contained in Section 7.8(a), prior to the acceptance for payment of Shares by Purchaser pursuant to the Offer, the Company may, to the extent a majority of the entire Board of Directors of the Company determines, in good faith, after consultation with and based upon the advice of outside legal counsel, that the Board's fiduciary duties require it to do so, participate in discussions or negotiations with, and, subject to the requirements of Section 7.8(c), furnish non-public information, and afford access to the properties, books or records of the Company Parties to any Person after such Person has delivered to the Company in writing, an unsolicited bona fide Acquisition Proposal with respect to any Company Party (which has not been withdrawn) which a majority of the entire Board of Directors of the Company in its good faith judgment determines, after reasonable inquiry and due diligence (which shall include the review of such Person's financial statements) and consultation with an investment banking firm, (A) would be reasonably likely to result in a transaction more favorable than that contemplated by this Agreement to the stockholders of the Company from a financial point of view (which judgment must be reasonable), and (B) that the Person making such Acquisition Proposal is financially capable of consummating such Acquisition Proposal or that the financing necessary to consummate such Acquisition Proposal, to the extent required, is then committed or is reasonably capable of being obtained by such Person (a "Superior Proposal").

         (ii) In the event the Company receives a Superior Proposal prior to the acceptance for payment of Shares by Purchaser pursuant to the Offer, nothing contained in this Agreement (but subject to the terms of this Section 7.8(b)) will prevent the Board of Directors of the Company from recommending such Superior Proposal to the stockholders of the Company, if the Board determines, in good faith, after consultation with and based upon the advice of outside legal counsel, that such action is required by its fiduciary duties; in such case, the Board of Directors of the Company may withdraw, modify or refrain from making its recommendations set forth in Sections 2.3, 7.9 and 7.10 and other relevant sections in this Agreement, and, to the extent it does so, the Company may refrain from soliciting proxies to secure the affirmative vote of its stockholders as contemplated by Section 7.10; provided, however, that the Company shall (A) provide Parent at least five business days prior notice of any meeting of the Board of Directors of the Company at which such Board of Directors is reasonably expected to consider a Superior Proposal, (B) not recommend to its stockholders a Superior Proposal for a period of not less than the greater of five full business days and 120 hours after Parent's receipt of a copy of such Superior Proposal and the identity of the third party, and (C) not enter into a definitive agreement relating to such Superior Proposal unless Parent fails to match the terms of the Superior Proposal within the greater of five full business days and 120 hours after Parent's receipt of a copy of such Superior Proposal and the identity of the third party; and provided, further, that unless this Agreement is terminated pursuant to Article X, nothing contained in this Section 7.8(b) shall limit the Company's obligation to hold and convene a special meeting of its stockholders (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn, modified or not yet made) or to provide the stockholders of the Company with material information relating to such meeting. The Company shall keep Parent informed on a reasonably current basis of the status and content of any discussions regarding any Acquisition Proposal with a third party.

         (c) Notwithstanding anything to the contrary herein, the Company shall not, and shall cause its Subsidiaries not to, provide any non-public information to a third party unless: (x) the Company or such Subsidiary provides, such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of oral or written confidential information at least as restrictive as such terms in the confidentiality agreement heretofore entered into by the parties hereto; and (y) such non-public information has been previously delivered or made available to Parent.

         Section 7.9. Proxy Statement; Information Statement. If requested by Parent, the Company will promptly prepare and file with the SEC, a proxy statement or, if applicable, an information statement, to obtain the requisite stockholder approval of this Agreement and the transactions contemplated hereby. The Company will respond to any comments of the SEC as promptly as practicable after such filing and will cause the proxy or information statement, as applicable, to be mailed to its stockholders at the earliest practicable time. The Company will notify Parent promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the proxy statement or for additional information and will supply Parent with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the proxy statement. The proxy or information statement, as applicable, will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the proxy or information statement, as applicable, the Company will promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Company, of such amendment or supplement. The proxy statement or information statement, as applicable, shall include the recommendation of the Boards of Directors of the Company in favor of the approval of this Agreement and the transactions contemplated thereby, subject to Section 7.8(b).

         Section 7.10. Stockholders' Meeting. (a) As soon as practicable following the acceptance for payment of and payment for Shares by Purchaser in the Offer, if required by law to consummate the Merger, the Company shall with the cooperation of Parent take all action necessary, in accordance with the General Corporation Law of the State of Delaware, the Exchange Act and other applicable law and its certificate of incorporation and by-laws to call a special meeting of its stockholders (the "Stockholders Meeting") for the purposes of voting upon the approval of this Agreement and the transactions contemplated hereby as soon as practicable after 10 days have elapsed after the filing of a preliminary proxy statement (unless the SEC notifies the Company of its intention to provide comments on the proxy statement, in which case as soon as practicable after the SEC notifies the Company that it is satisfied with the modifications made to the proxy statement made in response to such comments and that it has no additional comments), provided, that the Company may, in lieu of holding such a meeting, obtain such approval by written consent of stockholders in accordance with the requirements of the General Corporation Law of the State of Delaware. Unless otherwise required by the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith, after consultation with and based upon the advice of outside legal counsel, as contemplated by Section 7.8, the Company, if required by law to consummate the Merger, shall solicit from its stockholders proxies in favor of approval of this Agreement and the transactions contemplated thereby (unless such approval was obtained on a written consent in lieu of a meeting), and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval.

         (b) At the Stockholders Meeting, Parent and Purchaser shall cause all of the Shares owned by them to be voted in favor of the adoption of this Agreement and the approval of the transactions contemplated thereby.

         Section 7.11. Crossvue Limited Qualifying Shares. The Company shall use its best efforts to cause the existing holders of the Crossvue Limited Qualifying Shares to transfer or assign such shares for no or nominal consideration to Crossvue Limited or to designees of Parent at or prior to the Closing.


                                   ARTICLE VIII

                       PARENT'S AND PURCHASER'S COVENANTS

         Section 8.1. Advice of Changes. During the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Parent and Purchaser will promptly advise the Company in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Parent or Purchaser contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (b) of any event that would have a material adverse effect on Parent's or Purchaser's ability to perform its obligations under any of the Transaction Documents, and (c) of any breach by Parent or Purchaser of any covenant or agreement contained in any of the Transaction Documents.

         Section 8.2. Regulatory Approvals. Parent and Purchaser will promptly execute and file any application or other document that may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which the Company may reasonably request, in connection with the consummation of the transactions contemplated by the Transaction Documents. Each of Parent and Purchaser will use its commercially reasonable efforts to promptly obtain all such authorizations, approvals and consents.

         Section 8.3. Necessary Consents. During the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each of Parent and Purchaser will use its commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate the consummation of the transactions contemplated by the Transaction Documents.

         Section 8.4. Satisfaction of Conditions Precedent. During the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each of Parent and Purchaser will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent within its control that are set forth in Exhibit A, and each of Parent and Purchaser will use its commercially reasonable efforts to cause the transactions contemplated by the Transaction Documents to be consummated.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT

         Section 9.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

         (a) Completion of the Offer. Purchaser shall have accepted for payment and paid for all Shares validly tendered in the Offer and not withdrawn.

         (b) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote of the holders of the requisite number of shares of capital stock of the Company if such vote is required pursuant to the Company's certificate of incorporation, the General Corporation Law of the State of Delaware or other applicable law.

         (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.


                                   ARTICLE X

                            TERMINATION OF AGREEMENT

         Section 10.1. Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the consummation of the Offer:

         (a) by mutual written consent duly authorized by the Boards of Directors of the Company and Parent; or

         (b) by either the Company or Parent, if the consummation of the Offer shall not have occurred by October 31, 2002 (the "Final Date") (provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation or satisfy any condition precedent under this Agreement has been the principal cause of or resulted in the failure of such consummation to occur on or before such date); or

         (c) by either the Company or Parent, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

         (d) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the transactions contemplated thereby in a manner adverse to Parent, or the Company shall have failed to include in the Schedule 14d-9 the recommendation of the Board of Directors of the Company in favor of the Offer; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Acquisition Proposal, or the Company shall have executed a letter of intent, a definitive agreement or similar document with respect to an Acquisition Proposal or an Acquisition Proposal is consummated; (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of Common Stock is commenced and the Company shall not have sent to its stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement that the Board of Directors of the Company recommends rejection of such tender or exchange offer; (iv) an Acquisition Proposal (other than a tender or exchange offer covered by clause (iii) of this Section 10.1(d)) with respect to any Company Party is publicly announced and, upon Parent's request, the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within three (3) business days after such request; (v) the Company shall have executed for purposes of
Section 203 of the General Corporation Law of the State of Delaware any acquisition of Shares by any person or group other than the Parent or its affiliates; or (vi) the Board of Directors of the Company shall have resolved to take any action described in clauses (i), (ii) or (v) of this Section 10.1(d); or

         (e) by Parent, if (i) any representation or warranty of the Company set forth in this Agreement that is qualified by materiality shall not be true and correct or (ii) any representation or warranty of the Company set forth in this Agreement that is not qualified shall not be true and correct in all material respects, or by the Company, if (A) any representation or warranty of Parent set forth in this Agreement that is qualified by materiality shall not be true and correct or (B) any representation or warranty of Parent set forth in this Agreement that is not so qualified shall not be true and correct in all material respects; provided, that, in each case, if such misrepresentation is curable prior to the Final Date by the Company or Parent, as the case may be, through the exercise of commercially reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such commercially reasonable efforts, neither the Company nor Parent, respectively, may terminate this Agreement under this Section 10.1(e); or

         (f) by either the Company or Parent, upon a breach of any covenant or agreement set forth in this Agreement by the other party; provided, that, if such breach is curable prior to the Final Date by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such commercially reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 10.1(f);

         (g) by the Company, in the event the Company receives a Superior Proposal that Parent fails to match within the time period contemplated by
Section 7.8(b)(ii) so long as the Company has not breached any of its obligations under Section 7.8; or

         (h) by the Company, if Parent fails to execute the Convertible Note and advance funds thereunder in accordance with the terms thereof.

         Section 10.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except (i) as set forth in this Section 10.2 and Section 10.3 hereof, and (ii) nothing herein shall relieve any party from any breach of this Agreement.

         Section 10.3. Break-Up Fees and Expenses.

         (a) Except as set forth in this Section 10.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not such transactions are consummated.

         (b) The principal amount of the Convertible Note shall be increased by $350,000 as liquidated damages, and the Company shall reimburse Parent for all reasonable out-of-pocket expenses and fees, whether incurred prior to, concurrently with or after the execution of this Agreement, in connection with the transaction contemplated by this Agreement, if this Agreement is terminated by either the Company or Parent for any reason other than (i) pursuant to Section 10.1(a) or (h) or (ii) pursuant to Section 10.1(b), (e) or (f) as a result of Parent's breach of this Agreement or inaccuracy of representations or warranties of Parent made in this Agreement.

         (c) The principal amount of the Convertible Note shall be reduced by $350,000 as liquidated damages if this Agreement is rightfully terminated by the Company pursuant to Section 10.1(b), (e) or (f) as a result of Parent's breach of this Agreement or inaccuracy of representations or warranties of Parent made in this Agreement, provided that the Company were not in breach of any of their agreements, covenants, representations or warranties made in this Agreement.

         Section 10.4. No Indemnity. Notwithstanding anything to the contrary contained in this Agreement, none of the parties to this Agreement, nor their officers, directors, stockholders, employees, affiliates, attorneys, accountants or agents, shall be entitled to indemnification, express or implied, contractual or statutory, equitable or otherwise, under this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1. Governing Law. The laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or federal court located in the State of Delaware. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein.

         Section 11.2. Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that Parent may assign, without the prior written consent of the Company, its right to purchase the Shares to one or more direct or indirect wholly-owned subsidiaries with the financial ability to fulfill Purchaser's obligation to pay the Offer Consideration and the Merger Consideration, provided that no such assignment shall relieve Parent of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.3. Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         Section 11.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

         Section 11.5. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         Section 11.6. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after its approval by the stockholders of the Company, but, after such approval, no amendment will be made which by applicable law requires the further approval of the stockholders of the Company without obtaining such further approval.

         Section 11.7. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Offer and Merger. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Offer and Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.7.

         Section 11.8. Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, sent via facsimile (with confirmation), sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

         If to the Company, to:

              @POS.com, Inc.
              3051 North First Street
              San Jose, California 95134
              Attention:  Chief Executive Officer
              Telecopier: (408) 468-5570

         With a copy to:

              Silicon Valley Law Group
              152 N. 3rd St., Suite 900
              San Jose, California 95112
              Attn: James C. Chapman, Esq.
              Telecopier: (408) 286-1400

         And if to Parent, to:

              Symbol Technologies, Inc.
              One Symbol Plaza
              Holtsville, NY 11742
              Attention:  Leonard Goldner
              Telecopier:  (631) 738-4127

         With a copy to:

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, NY 10017-3954
              Attention:  Edward Chung
              Telecopier:  (212) 455-2502

         All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party sending such copy during normal business hours of the recipient shall have confirmed receipt of the communication (and if received at other times, then at the start of next business day), (c) in the case of delivery by nationally-recognized overnight courier, next day delivery requested, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

         Section 11.9. Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         Section 11.10. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         Section 11.11. Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, expect as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         Section 11.12. Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby; and no party will issue any public statement announcing such transaction without the prior consent of the other parties, except as such party in good faith (based upon advise of counsel) believes is required by law or rules of a stock exchange and following notice to the other parties.

         Section 11.13. Entire Agreement. This Agreement, the exhibits hereto and the documents referred to herein and therein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto, other than any confidentiality agreements entered into among the parties hereto which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         Section 11.14. Survival. Notwithstanding anything to the contrary herein, the representations, warranties and covenants of the parties to this Agreement or in any instrument delivered pursuant hereto, shall terminate upon the Closing.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                @POS.COM, INC.

                                By:  /s/ John Wood
                                     ------------------
                                     Name:   John Wood
                                     Title:  CEO


                                SYMBOL TECHNOLOGIES, INC.

                                By:   /s/ Leonard Goldner
                                     -------------------------
                                     Name:  Leonard Goldner
                                     Title: Executive Vice President and
                                            General Counsel


                                SYMBOL ACQUISITION CORP.

                                By:   /s/ Leonard Goldner
                                     ------------------------
                                     Name:   Leonard Goldner
                                     Title:  Vice President, Secretary
                                             and Assistant Treasurer

                                    EXHIBIT A

                             CONDITIONS TO THE OFFER

         Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Agreement") of which this Exhibit A is a part. Notwithstanding any other provision of the Offer and subject to the terms of the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may amend the Offer or terminate the Offer, in each case, consistent with the terms of the Agreement and not accept for payment any tendered Shares, if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which would constitute at least a majority of the Shares outstanding on a fully diluted basis on the date of purchase ("on a fully-diluted basis" meaning the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to warrants, options or obligations outstanding at that date under employee stock or similar benefit plans or otherwise whether or not vested or then exercisable) (the "Minimum Condition"), (ii) any necessary material approval, permit, authorization or consent of any governmental, administrative or regulatory agency shall not have been obtained, (iii) the Agreement shall have been terminated in accordance with its terms, or (iv) at any time on or after the date of the Agreement and prior to the expiration date of the Offer, any of the following events shall occur and be continuing and shall not have resulted from the breach by Parent or Purchaser of any of their obligations under the
Agreement:

         (a) there shall be any action or proceeding brought or threatened by any Governmental Entity or any person, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, seeking to (i) impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets or compel Parent or Purchaser to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or Parent or any of its subsidiaries, (ii) prohibit the making or consummation of the Offer or the Merger, (iii) impose material limitations on the ability of Purchaser, or render Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, or effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by Purchaser or Parent on all matters properly presented to the Company's stockholders or (iv) require the divestiture by Parent or Purchaser of any Shares; or

         (b) (i) any representation or warranty of the Company contained in the Agreement that is qualified as to materiality shall not be true and correct; or
(ii) any representation or warranty of the Company in the Agreement that is not so qualified shall not be true and correct in all material respects, in each case as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties that by their terms address matters only as of another specified date, which shall be true and correct only as of such other specified date); or

         (c) the Company shall have breached or failed in any material respect to perform any obligation or to comply with any agreement or covenant of the Company to be performed by or complied with by it under the Agreement; or

         (d) there shall have occurred an event, change, occurrence, or development of a state of facts or circumstances having, or which would reasonably be expected to have, a Material Adverse Effect on the Company; or

         (e) there shall have occurred (i) any suspension or limitation of trading in securities generally on the NYSE (which suspension or limitation shall continue for at least three hours) or any setting of minimum prices for trading on such exchange, (ii) any banking moratorium declared by the U.S. federal or New York authorities or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by commercial banks or other commercial lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (v) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

which, in the reasonable judgment of Parent or Purchaser, in any such case set forth in clauses (a) - (e), and regardless of the circumstances (including any action or inaction by Parent or Purchaser) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment or, of payment for, Shares.

         Subject to the terms of the Agreement, the foregoing conditions are for the sole benefit of Parent and Purchaser and may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.



                                        2